EXHIBIT 10.6

Confidential Information has been redacted.  The Confidential Information that has been redacted has been filed separately with the Commission.

Side Agreement Relating to the Hydrozonix Agreement

This Side Agreement Relating to the Hydrozonix Agreement (this “Agreement”) dated as of March 18, 2011 (the “Effective Date”) is by and among Ecosphere Technologies, Inc., a Delaware corporation (“ETI”), Ecosphere Energy Services, LLC, a Delaware limited liability company (“EES”), Clean Water Partners, LLC, a Delaware limited company (“CWP”), John Kuelbs (“Kuelbs”) and Fidelity National Financial, Inc., a Delaware corporation (“Fidelity”) (collectively, the “Parties”).

WHEREAS ETI and EES contemporaneously herewith are entering into that certain Exclusive Product Purchase and Sub-License Agreement (the “Purchase Agreement”) dated effective as of the Effective Date with Hydrozonix LLC (“Hydrozonix”), a copy of the form of which is attached hereto as Exhibit A; and

WHEREAS in conjunction therewith the Parties desire to set forth certain understandings among them.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

2.
Amendment to Existing Documents.  Contemporaneously herewith, the Parties agree to execute and deliver (i) an amendment in substantially the form attached hereto as Exhibit B to that certain Contribution Agreement dated as of July 15, 2009 among ETI, EES, CWP and Bledsoe Capital Group, LLC, a Montana limited liability company, as amended (the “Contribution Agreement”) and (ii) an amendment in substantially the form attached hereto as Exhibit C to that certain Amended and Restated Limited Liability Company Agreement of Ecosphere Energy Services, LLC dated as of July 15, 2009 among the Parties, as amended (the “LLC Agreement”).

3.
Technology License Agreement.  EES hereby grants to ETI such manufacturing and other rights under that certain Technology License Agreement dated as of July 15, 2009 between ETI and EES as may be necessary or advisable to allow ETI to comply with its obligations under the Purchase Agreement.  The rights granted to ETI by EES hereunder shall be non-exclusive and non-assignable and may not be sub-licensed, without the prior written consent of EES.

4.
Purchase Agreement Communications, Payments.  ETI and EES shall each promptly notify the other upon receipt from Hydrozonix of any notification or instruction that is the obligation of the other Party pursuant to the Purchase Agreement.  EES agrees to promptly notify ETI of all communications, including purchase orders that EES receives from Hydrozonix pursuant to the Purchase Agreement.  EES agrees to pay promptly to ETI the Purchase Price for the Units that EES receives from Hydrozonix under the Purchase Agreement, less and except only (i) the Sub-license Fee, (ii) █████ of the Manufacturing Fee and(iii) applicable taxes and other amounts due from ETI to EES.  If for any reason, ETI is required to repay Hydrozonix for any payment that ETI may have received on behalf of EES, then ETI shall promptly pay such amount to EES for repayment to Hydrozonix.

Confidential Information has been redacted.  The Confidential Information that has been redacted has been filed separately with the Commission.

5.
Obligations under the Purchase Agreement.  Notwithstanding the provisions of the third sentence of Section 7.a. of the Purchase Agreement, as between ETI and EES, the obligations under such sentence shall reside with ETI, and accordingly ETI shall indemnify, defend and hold harmless EES from and against any and all losses, damages, liabilities, and reasonable attorneys’ fees and expenses incurred by EES and all causes of action and claims asserted against EES, in each case to the extent resulting from any failure of ETI to perform such obligations. Subject to the foregoing sentence, the Parties agree that the obligations of ETI and EES as provided in the Purchase Agreement shall remain with the Party named in the Purchase Agreement as having such obligations.  In addition to the foregoing, ETI shall indemnify, defend and hold harmless EES from and against any and all losses, damages, liabilities, and attorneys’ fees and expenses incurred by EES and all causes of action and claims asserted against EES to the extent resulting from or arising out of any defects in the manufacturing of Units or manufacturing-related defaults by the Manufacturer under the Purchase Agreement.

6.
$2,000,000 Note.  The Parties agree that any amounts received by EES from Hydrozonix pursuant to Section 6.g. of the Purchase Agreement (net of taxes) or received by EES from a sale or lease to any of the Existing Customers of any water treatment units currently being used by EES for such Existing Customers shall be promptly applied by EES to the prepayment of any amounts remaining outstanding under that certain Replacement Secured Note (the “Note”) dated July 1, 2009 in the original principal amount of $2,000,000 among EES and EES Operating, LLC as makers and CWP as holder.

7.
Preferential Rights.  If at any time, Hydrozonix loses its Preferential Rights (as defined in the Purchase Agreement) or the Purchase Agreement is terminated for any reason, the holders of the Class B Units and Class C Units (“B and C Unitholders”) shall have a 60 day period following the B and C Unitholders’ receipt of written notification of the above occurrences to notify ETI and EES in writing that they desire to assume Hydrozonix’s rights, including, without limitation, the Preferential Rights, and obligations under the Purchase Agreement.  If the B and C Unitholders timely provide this written notice, which is optional and not required, then the parties agree to work together within the next 60 days to assign the Purchase Agreement to the B and C Unitholders or enter into a mirror agreement with the B and C Unitholders, subject to any remaining rights of Hydrozonix under the purchase agreement.

8.
Continuation of Existing Documents.  Except to the extent modified as herein provided, the obligations of the Parties under the Contribution Agreement, the LLC Agreement, the Technology License Agreement, the Amended and Restated Credit Agreement (as defined in the Contribution Agreement, as subsequently amended by a First Amendment dated December 8, 2010), and the Note shall continue.

9.
Miscellaneous.  This Agreement (i) shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its principles of conflicts of law, (ii) shall inure to the benefit of the Parties hereto and their successors and permitted assigns and (iii) may be executed in multiple counterparts and by facsimile signature, with each of such counterparts constituting one and the same agreement and with any such facsimile signatures having the effect of original signatures.

[Signature Page Follows]

Witness the execution hereof effective as of the Effective Date.

ECOSPHERE TECHNOLOGIES, INC.

By:  ___________________________
Title:  _________________________
Date:  _________________________

ECOSPHERE ENERGY SERVICES, LLC

By:  ___________________________
Title:  _________________________
Date:  _________________________

CLEAN WATER PARTNERS, LLC

By:  ___________________________
Title:  _________________________
Date:  _________________________

FIDELITY NATIONAL FINANCIAL, INC.

By:  ___________________________
Title:  _________________________
Date:  _________________________

_______________________________

JOHN KUELBS

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